CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Auto-Callable Securities due 2025	$1,075,000	$139.54

January 2020

Pricing Supplement No. 3,184

Registration Statement Nos. 333-221595; 333-221595-01

Dated January 28, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for the minimum return of only 15% of the stated principal amount at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities will be automatically redeemed if the index closing value on any of the first four annual determination dates is greater than or equal to the initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 4.75% per annum, as described below. No further payments will be made on the securities once they have been redeemed, and the investor will not participate in any appreciation of the underlying index if the securities are redeemed early. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the greater of a (i) fixed positive return of 25% and (ii) a return reflecting the appreciation of the underlying index over the term of the securities. If the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value but greater than or equal to 85% of the initial index value, which we refer to as the threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the threshold level, investors will be exposed to the decline in the level of the underlying index beyond the buffer amount of 15%, and investors will lose some or a significant portion of their initial investment. These long-dated securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the initial index value on an annual determination date. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 85% of your investment. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose a significant portion or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	Russell 2000® Index
Aggregate principal amount:	$1,075,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	January 28, 2020
Original issue date:	January 31, 2020 (3 business days after the pricing date)
Maturity date:	January 31, 2025
Early redemption:	If, on any of the first four annual determination dates, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 4.75% per annum for each annual determination date, as follows:

•          1st determination date: $1,047.50

•          2nd determination date: $1,095.00

•          3rd determination date: $1,142.50

•          4th determination date: $1,190.00

No further payments will be made on the securities once they have been redeemed.

Determination dates:

1st determination date: February 1, 2021

2nd determination date: January 28, 2022

3rd determination date: January 30, 2023

4th determination date: January 29, 2024

Final determination date: January 28, 2025

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:	The third business day after the relevant determination date. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.
Initial index value:	1,658.314, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•    If the final index value is greater than or equal to the initial index value:

the greater of (i) $1,250 and (ii) $1,000 x index performance factor

•    If the final index value is less than the initial index value but is greater than or equal to the threshold level:

$1,000

•    If the final index value is less than the threshold level:

$1,000 x (index performance factor + buffer amount)

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $150 per security.

Buffer amount:	15%
Minimum payment at maturity:	$150 per security
Threshold level:	1,409.567, which is equal to approximately 85% of the initial index value
Index performance factor:	Final index value divided by the initial index value
CUSIP:	61770FDA1
ISIN:	US61770FDA12
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.60 per security. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$23.50	$976.50
Total	$1,075,000	$25,262.50	$1,049,737.50
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $23.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025 (the “securities”) do not provide for the regular payment of interest and provide for the minimum return of only 15% of the stated principal amount at maturity. The securities will be automatically redeemed if the index closing value on any of the first four annual determination dates is greater than or equal to the initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 4.75% per annum, as described below. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the greater of a (i) fixed positive return of 25% and (ii) a return reflecting the appreciation of the underlying index over the term of the securities. If the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value but greater than or equal to the threshold level, which is 85% of the initial index value, investors will receive the stated principal of $1,000. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the threshold level, investors will be exposed on a 1:1 basis to the percentage decline in the index value beyond the buffer amount of 15%. Accordingly, 85% of your principal is at risk (e.g., a 50% depreciation in the index will result in the payment at maturity of $650 per security).

Maturity:	5 years
Automatic early redemption annually:	If, on any of the first four annual determination dates, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 4.75% per annum for each annual determination date, as follows:

•         1st determination date: $1,047.50

•         2nd determination date: $1,095.00

•         3rd determination date: $1,142.50

•         4th determination date: $1,190.00

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final index value is greater than or equal to the initial index value:

the greater of (i) $1,250 or (ii) $1,000 x index performance factor

•   If the final index value is less than the initial index value but greater than or equal to the threshold level:

$1,000

•   If the final index value is less than the threshold level:

$1,000 x (index performance factor + buffer amount)

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $150 per security.

Buffer amount:	15%
Minimum payment at maturity:	$150 per security. You could lose up to 85% of the stated principal amount of the securities.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the threshold level, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 4.75% per annum if the index closing value on any of the first four annual determination dates is greater than or equal to the initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities, subject to the minimum payment at maturity of $150 per security.

Scenario 1: The securities are redeemed prior to maturity	When the underlying index closes at or above the initial index value on one of the first four annual determination dates, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 4.75% per annum. Investors do not participate in any appreciation of the underlying index.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the first four annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes at or above the initial index value. At maturity, investors will receive a cash payment per security equal to the greater of (i) $1,250 or (ii) $1,000 times the index performance factor. Under the terms of the securities, if the securities are not redeemed early, an investor would receive a payment at maturity of $1,250 per security if the final index value has increased by no more than 25% from the initial index value, and would receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the underlying index if the final index value has increased from the initial index value by more than 25%.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the first four annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value but at or above the threshold level of 85% of the initial index value. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the first four annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor plus the buffer amount of 15%. Under these circumstances, the securities pay less than the stated principal amount by an amount proportionate to the decline in the final index value from the initial index value beyond the buffer amount of 15%, subject to the minimum payment at maturity of $150 per security.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on each of the first four annual determination dates, and the payment at maturity will be determined by reference to the index closing value on the final determination date. The actual initial index value and threshold level are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Index Value:	1,700
Hypothetical Threshold Level:	1,445, which is 85% of the hypothetical initial index value
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 4.75% per annum for each annual determination date, as follows:

•          1st determination date: $1,047.50

•          2nd determination date: $1,095.00

•          3rd determination date: $1,142.50

•          4th determination date: $1,190.00

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•          If the final index value is greater than or equal to the initial index value:

the greater of (i) $1,250 and (ii) $1,000 x index performance factor

•          If the final index value is less than the initial index value but greater than or equal to the threshold level:

$1,000

•          If the final index value is less than the threshold level:

($1,000 × index performance factor) + $150

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $150 per security.

Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	Index Closing Value	Payment (per Security)
1st Determination Date	1,550 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	2,000 (at or above the initial index value, securities are automatically redeemed)	$1,095.00

In this example, the index closing value on the first determination date is below the initial index value, and the index closing value on the second determination date is at or above the initial index value. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $1,095.00 per security on the related early redemption date, corresponding to an annual return of approximately 4.75%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Payment at Maturity

In the following examples, the index closing value on the first four annual determination dates is less than the initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final index value is at or above the initial index value

Date	Index Closing Value	Payment (per Security)
1st Determination Date	1,200 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	1,500 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	1,600 (below the initial index value, securities are not redeemed)	--
4th Determination Date	1,200 (below the initial index value, securities are not redeemed)	--
Final Determination Date	2,210 (at or above the initial index value)	the greater of: (i) $1,250 and (ii) $1,000 × index performance factor = $1,000 x 130% = $1,300 Payment at maturity = $1,300

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated 30% from the hypothetical initial index value. At maturity, investors receive the greater of (i) $1,250 or (ii) $1,000 times the index performance factor. Because the underlying index has appreciated 30% from the hypothetical index value, the payment at maturity is $1,300 per security.

Example 2 — the final index value is at or above the initial index value

Date	Index Closing Value	Payment (per Security)
1st Determination Date	1,400 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	1,350 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	1,300 (below the initial index value, securities are not redeemed)	--
4th Determination Date	1,400 (below the initial index value, securities are not redeemed)	--
Final Determination Date	2,040 (at or above the initial index value)	the greater of (i) $1,250 and (ii) $1,000 × index performance factor = $1,000 x 120% = $1,200

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Payment at maturity = $1,250

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated 20% from the hypothetical initial index value. At maturity, investors receive the greater of (i) $1,250 or (ii) $1,000 times the index performance factor. Because the underlying index has appreciated 20% from the hypothetical index value, the payment at maturity is $1,250 per security.

Example 3 — the final index value is below the initial index value but at or above the threshold level

Date	Index Closing Value	Payment (per Security)
1st Determination Date	1,000 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	1,150 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	1,320 (below the initial index value, securities are not redeemed)	--
4th Determination Date	1,300 (below the initial index value, securities are not redeemed)	--
Final Determination Date	1,500 (below the initial index value, but above the threshold level)	$1,000

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the initial index value but at or above the threshold level, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Example 4 — the final index value is below the threshold level

Date	Index Closing Value	Payment (per Security)
1st Determination Date	1,200 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	1,450 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	1,300 (below the initial index value, securities are not redeemed)	--
4th Determination Date	1,500 (below the initial index value, securities are not redeemed)	--
Final Determination Date	850 (below the threshold level)	$1,000 x (index performance factor + buffer amount) = $1,000 x (50% + 15%) = $650

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. Because the final index value is less than the threshold level, investors lose some of their investment in an amount proportionate to the decline in the final index value from the initial index value beyond the buffer amount of 15%. The payment at maturity is $650 per security, representing a loss of 35% of the stated principal amount.

If the securities are not redeemed prior to maturity and the final index value is less than the threshold level, you will lose some or a significant portion of your investment in the securities.

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide for the minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest and the securities provide for the minimum return of only 15% of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final index value is less than the threshold level, you will be exposed to the percentage decline in the value of the underlying index over the term of the securities beyond the buffer amount of 15%. You could lose up to 85% of your investment.

▪	If the securities are automatically redeemed, the appreciation potential of the securities is limited by the fixed early redemption payment specified for each of the first four determination dates. If the securities are automatically redeemed following any of the first four determination dates, the appreciation potential of the securities is limited to the fixed early redemption payment specified for each such determination date. No further payments will be made on the securities once they have been redeemed, and you will not participate in any appreciation of the underlying index if the securities are redeemed early.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the Russell 2000® Index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index,

o	dividend rates on the securities underlying the Russell 2000® Index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the Russell 2000® Index and changes in the constituent stocks of such index, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of the Russell 2000® Index based on its historical performance. There can be no assurance that the closing value of the underlying index will be at or above the initial index value on any of the annual determination dates or at or above the threshold level on the final determination date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the

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Morgan Stanley Finance LLC

Buffered Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the Russell 2000® Index due January 31, 2025

Principal at Risk Securities

market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than

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the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the threshold level, which is the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the threshold level, whether the securities will be redeemed on any early redemption date, the final index value and the payment you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index, may adversely affect the

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payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of the underlying index based on the closing prices of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance is greater than or equal to the initial index value or threshold level, as applicable.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for auto-callable securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax

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advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on January 28, 2020:

Bloomberg Ticker Symbol:	RTY
Current Index Closing Value:	1,658.314
52 Weeks Ago:	1,473.536
52 Week High (on 1/16/2020):	1,705.215
52 Week Low (on 8/27/2019):	1,456.039

The following graph sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2015 through January 28, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on January 28, 2020 was 1,658.314. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The underlying index has at times experienced periods of high volatility, and you should not take the historical values of the underlying index as an indication of its future performance.

Russell 2000® Index Daily Index Closing Values January 1, 2015 to January 28, 2020

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Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter (through January 28, 2020)	1,705.215	16,44.138	1,658.314

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
Postponement of the maturity date and early redemption dates:	If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.
Underlying index publisher:	FTSE Russell or any successor thereof
Index closing value:	The index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the underlying index will be based on the alternate calculation of the underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the underlying index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the underlying index published by the underlying index publisher.
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee,

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on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪     Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

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Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in stocks of the underlying index, futures and/or options contracts on the underlying index or its component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the threshold level, which is the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the stocks constituting the underlying index, futures or options contracts on the underlying index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates

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is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection

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       with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $23.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the

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amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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